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                                                                     EXHIBIT 5.1
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                 [BLACK, MCCUSKEY, SOUERS & ARBAUGH LETTERHEAD]



                                October 14, 1999




UNB Corp.
P.O. Box 24190
Canton, Ohio  44701-4190

Ladies and Gentlemen:

         We have acted as counsel for UNB Corp. (the "Company") in connection with the UNB Corp. Employee Stock Purchase Payroll Deduction Plan (the "Plan"). We have examined such corporate records and documents and such matters of law as we have deemed necessary in order to express the opinion hereinafter set forth.

         On the basis of the foregoing, we are of the opinion that the shares of Common Stock of the Company that may be issued and sold pursuant to the Plan will be, when issued or sold in accordance with the Plan, duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as EXHIBIT 5.1 to the Registration Statement on Form S-8 to be filed to effect the registration of the Company's Common Stock to be issued or sold pursuant to the Plan under the Securities Act of 1933.

                                         Very truly yours,


                                         /s/ Black, McCuskey, Souers & Arbaugh
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                                         BLACK, McCUSKEY, SOUERS & ARBAUGH